UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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DARKPULSE, INC.

(Name of Registrant As Specified In Its Charter)

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DARKPULSE, INC.

350 5th Ave, 59th Floor

New York, New York 10018

(800) 436-1436

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

New York, New York *, 2020

This information statement has been mailed on or about *, 2020 to the stockholders of record on *, 2020 (the “Record Date”) of Darkpulse, Inc., a Delaware corporation (the "Company"), in connection with a certain action to be taken by the written consent by stockholders holding a majority of the voting shares of the Company, dated as of July 1, 2019. The action to be taken pursuant to the written consent shall be taken on or about *, 2020, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ Dennis M. O’Leary Chief Executive Officer and Chairman

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JULY 1, 2019

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding shares of the Company dated July 1, 2019, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2020:

•	To amend the Company's Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company from 3,000,000,000 shares to 20,000,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 3,000,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. The Company is authorized to issue up to 2,000,000 shares of preferred stock. On July 12, 2018, the Company filed a Certificate of Designation with the State of Delaware amending the designation of its previously designated “Class D Voting Preferred Stock,” designating 100,000 shares of the Company’s preferred stock as “Series D Preferred Stock.” As of July 18, 2018, all shares of the Company’s Class A Voting Preferred Stock, Class B Voting Preferred Stock, and Class C Voting Preferred Stock had been returned to the Company and cancelled. There are presently 88,235 shares of Series D Preferred Stock outstanding

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of the Company’s stockholders and is convertible at the election of the holder into a number of shares of common stock equal to the number of outstanding shares of stock of the Company multiplied by 5 ⅔, divided by the number of outstanding shares of Series D Preferred Stock. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of February 7, 2019 have voted in favor of the foregoing proposal by resolution dated February 7, 2019; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2020.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the Delaware General Corporation Law of the State of Delaware.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

Shareholders holding a majority of the Company's outstanding voting stock voted in favor of the corporate matter outlined in this Information Statement, which action is expected to take place on or before *, 2020. The matter relates to the approval to authorize an increase in the number of authorized shares of the Company's Common Stock from 3,000,000,000 to 20,000,000,000 shares of common stock.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding voting shares voted in favor of the actions. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of the Company’s stockholders and is convertible at the election of the holder into a number of shares of common stock equal to the number of outstanding shares of common stock of the Company multiplied by 5 ⅔, divided by the number of outstanding shares of Series D Preferred Stock. As of the Record Date, * shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our voting stock have voted in favor of the following action:

•

To amend the Company's Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company from 3,000,000,000 shares to 20,000,000,000 shares.

WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on July 1, 2019, is required for approval of the action. A majority of the outstanding voting shares of voting stock voted in favor of the action.

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STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of July 1, 2019 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)	Total Equivalent Voting of all Equity Shares (5)	Percentage of Voting Power
Dennis O’Leary* (3) (4)	943,646,530	65.17%	405,882,000	54.36%
Dr. Thomas A Cellucci (3)	131,293,348	9.07%	56,472,000	7.56%
Dr. Anthony Brown* (3)	82,051,368	5.67%	35,292,000	4.73%

All officers and directors as group (2 people)	1,025,697,898	70.83%	441,174,000	59.09%

* Executive officer and/or director.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Darkpulse, Inc., 350 5th Avenue, 59th Floor, New York, New York 10118.

(2)	Applicable percentage ownership is based on 217,207,106 shares of common stock outstanding as of July 1, 2019, together with securities exercisable or convertible into shares of common stock within 60 days of July 1, 2019 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 1, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated at outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Represents shares of common stock issuable upon conversion of Series D Preferred Stock as of July 1, 2019. On July 12, 2018, the Company filed a Certificate of Designation with the State of Delaware amending the designation of its previously designated “Class D Voting Preferred Stock,” designating 100,000 shares of the Company’s preferred stock as “Series D Preferred Stock.” There are presently 88,235 shares of Series D Preferred Stock outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of the Company’s stockholders and is convertible at the election of the holder into a number of shares of common stock equal to the number of outstanding shares of stock of the Company multiplied by 5 ⅔, divided by the number of outstanding shares of Series D Preferred Stock.

(4)	Includes securities held by Fantastic North America Inc. Mr. O’Leary, our Chairman of the Board and Co-Chief Executive Officer, is the sole owner and executive officer of Fantastic North America Inc.

(5)	In the event the Series D Convertible Preferred Stock was converted in full into shares of Common Stock as of July 1, 2019, the Company would issue an additional 1,230,840,267 shares of Common Stock resulting in the total issued and outstanding shares of Common Stock being increased to 1,448,047,373 This assumes all preferred holders converted simultaneously.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

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AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

INCREASE OF AUTHORIZED SHARES

On July 1, 2019, the majority stockholders holding a majority of the issued and outstanding voting shares of the Company approved an amendment to the Company’s Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 3,000,000,000 to 20,000,000,000. The Company currently has authorized capital stock of 3,000,000,000 shares of Common Stock and approximately 1,392,042,112 shares of Common Stock are outstanding as of January 9, 2020. The Company’s Board of Directors (the “Board”) believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock-based acquisitions.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of January 9, 2020, a total of 1,392,042,112 shares of the Company's currently authorized 3,000,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

Except as set forth below, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

On July 12, 2018, the Company filed a Certificate of Designation with the State of Delaware amending the designation of its previously designated “Class D Voting Preferred Stock,” designating 100,000 shares of the Company’s preferred stock as “Series D Preferred Stock.” There are presently 88,235 shares of Series D Preferred Stock outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of the Company’s stockholders and is convertible at the election of the holder into a number of shares of common stock equal to the number of outstanding shares of stock of the Company multiplied by 5 ⅔, divided by the number of outstanding shares of Series D Preferred Stock. In the event the Series D Convertible Preferred Stock was converted in full into shares of Common Stock as of December 20, 2018, the Company would issue an additional 508,389,880 shares of Common Stock resulting in the total issued and outstanding shares of Common Stock being increased to 597,870,447.

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On July 17, 2018, the Company entered into a securities purchase agreement with Carebourn Capital L.P., (“Carebourn”) issuing to Carebourn a convertible promissory note in the aggregate principal amount of $189,750 with a $24,750 original issue discount and $15,000 in transactional expenses due to Carebourn. The note bears interest at 12% per annum and may be converted into common shares of DPI's common stock at a conversion price equal to 60% of the average of the three lowest trading prices of the DPI's common stock during the 20 prior trading days.

On July 27, 2018, the Company entered into a securities purchase agreement with Carebourn, issuing to Carebourn a convertible promissory note in the aggregate principal amount of $276,000 with a $36,000 original issue discount and $15,000 in transactional expenses due to Carebourn. The note bears interest at 12% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 60% of the average of the three lowest trading prices of the Company's common stock during the 20 prior trading days. As of the date the consolidated financial statements were available for issuance, DPI received $150,000 net cash, and $75,000 is due to be received.

On August 20, 2018, the Company entered into a securities purchase agreement with More Capital LLC, ("More") issuing to More a convertible promissory note in the aggregate principal amount of $152,000 with a $20,000 original issue discount and $7,000 in transactional expenses due to More. The note bears interest at 12% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 60% of the average of the three lowest trading prices of the Company's common stock during the 20 prior trading days. As of the date the consolidated financial statements were available for issuance, DPI received $70,000 net cash, and $55,000 is due to be received.

On September 24, 2018, the Company entered into a securities purchase agreement with Auctus Fund, LLC, (“Auctus”) issuing to Auctus a convertible promissory note in the aggregate principal amount of $100,000 with $10,250 in transactional expenses due to Auctus and its counsel. The note bears interest at 8% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 70% of the lowest trading price of the Company's common stock during the 20 prior trading days. The Company received $89,750 net cash on September 27, 2018.

On September 25, 2018, the Company entered into a securities purchase agreement with EMA Financial, LLC, (“EMA”) issuing to EMA a convertible promissory note in the aggregate principal amount of $100,000 with a 6% original issue discount and $4,000 in transactional expenses due to EMA. The note bears interest at 8% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to the lower of current market price, $0.25, or 70% of the lowest trading price of the Company's common stock during the 20 prior trading days. The Company received $90,000 net cash on September 28, 2018.

On September 24, 2018, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund LLC, (“FirstFire”) issuing to FirstFire a convertible promissory note in the aggregate principal amount of $247,500, with a $22,500 original issue discount and $5,000 in transactional expenses due to FirstFire's counsel. The note bears interest at 8% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to the lower of $0.25, or 70% of the lowest trading price of the Company's common stock during the 20 prior trading days. The Company received $220,000 net cash on October 9, 2018.

        On January 10, 2019, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, ("GS Capital") issuing to GS Capital a convertible promissory note in the aggregate principal amount of $65,000 with a $4,000 original issue discount and $3,100 in transactional expenses due to GS Capital and its counsel. The note bears interest at 8% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 70% of the average of the three lowest trading prices of the Company's common stock during the 20 prior trading days. As of the date the consolidated financial statements were available for issuance, DPI received $57,900 net cash.

On February 12, 2019, the Company entered into a securities purchase agreement with Crown Bridge Partners, LLC, (“Crown Bridge”) issuing to Crown Bridge a convertible promissory note in the aggregate principal amount of $35,000 with a $3,500 original issue discount and $1,500 in transactional expenses due to Crown Bridge and its counsel. The note bears interest at 8% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 70% of the lowest trading price of the Company's common stock during the 20 prior trading days. The Company received $30,000 net cash.

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On April 23, 2019, the Company entered into a securities purchase agreement with GS Capital Partners, LLC, ("GS Capital") issuing to GS Capital a convertible promissory note in the aggregate principal amount of $40,000 with a $2,000 original issue discount and $2,000 in transactional expenses due to GS Capital and its counsel. The note bears interest at 8% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 70% of the average of the three lowest trading prices of the Company's common stock during the 20 prior trading days. As of the date the consolidated financial statements were available for issuance, DPI received $36,000 net cash.

On May 3, 2019, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc. (“Geneva”) pursuant to which the Company issued to Geneva a convertible promissory note (the “Geneva Note”) in the aggregate principal amount of $64,000, with a $6,000 original issue discount and $2,800 in expenses for Geneva’s legal and due diligence fees, resulting in a purchase price of $55,200. The Geneva Note bears interest at 9% per annum and may be converted into common shares of the Company's common stock at a conversion price equal to 70% of the lowest trading price of the Company's common stock during the 20 prior trading days. The Company received $55,200 net cash on May 2, 2019 in consideration of the issuance of the Geneva Note to Geneva.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Commission, 100 F Street, N.E., Washington, DC 20549. Our Commission filings are also available to the public on the Commission’s website at http://www.sec.gov.

As we obtained the requisite stockholder vote for the amendment to the Company's Certificate of Incorporation described in this Information Statement upon delivery of written consents from the holders of a majority of our outstanding shares of Common Stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

By Order of the Board of Directors, /s/ Dennis M. O’Leary Chief Executive Officer and Chairman

New York, New York

*, 2020

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